UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 8, 2017

DUKE REALTY CORPORATION
DUKE REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

600 East 96th Street
Suite 100
Indianapolis, IN 46240
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.

As previously reported, on April 29, 2017, Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), of which Duke Realty Corporation, an Indiana corporation (the “Company”), is the sole general partner, and certain of the Operating Partnership’s subsidiaries and affiliates (collectively, “Seller”), and HTA Acquisition Sub, LLC, a Delaware limited liability company (the “Buyer”) and subsidiary of Healthcare Trust of America, Inc., entered into 16 purchase and sale agreements (the “Purchase Agreements”) pursuant to which the Buyer agreed to purchase all of Seller’s right, title and interest in its medical office portfolio, which was 6.6 million square feet as of the date of the purchase agreements and consisted of (i) 71 in-service buildings, (ii) five buildings that would be under construction at the time of sale, (iii) the Company’s ownership interests in two unconsolidated joint ventures, with each joint venture owning one medical office building, and (iv) 16.5 acres of land.

The current composition of the portfolio was impacted by rights of first refusal held by various hospital systems, which were exercised by three such hospital systems to purchase five properties (the “ROFR Properties”) within the portfolio. However, the final composition of the portfolio may be further impacted by rights held by certain hospital systems, and is still subject to change. One of the two buildings owned by unconsolidated joint ventures (the “Joint Venture Property”) has also been excluded from the transaction due to the other owner's election to purchase our interest in the joint venture through a buy/sell provision. One property (the “Deferred Property”) is also expected to close separately, contingent upon the completion of certain repairs. The expected final composition of the portfolio, excluding the ROFR Properties, the Joint Venture Property and the Deferred Property, totals 5.6 million square feet consisting of (i) 65 in-service buildings, (ii) five buildings that will be under construction at the time of sale, (iii) the ownership interest in one unconsolidated joint venture and (iv) 16.5 acres of undeveloped land for a total purchase price of $2.5 billion.

The Purchase Agreements provide for up to four closings, which the parties expect to occur throughout the second and third quarters of 2017. The first closing (the “First Closing”) occurred on May 25, 2017, resulting in the sale to the Buyer of 19 in-service properties, for an aggregate purchase price of $512.3 million. The second closing (the “Second Closing”) occurred on June 8, 2017, resulting in the sale to the Buyer of 36 in-service properties, five properties under construction and 4.4 acres of undeveloped land, for an aggregate purchase price of $1.38 billion. Closings for the remaining 10 in-service properties and 12.2 acres of undeveloped land in the portfolio, as well as the ownership interest in one unconsolidated joint venture (the “Subsequent Closings”) for an aggregate purchase price of $624.6 million, have not yet occurred.

The description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company and the Operating Partnership on May 1, 2017.

Item 9.01.    Financial Statements and Exhibits.

Unaudited Pro Forma Financial Information.

The following pro forma financial information of the Company with respect to the transaction is filed as Exhibit 99.1.

Duke Realty Corporation and Duke Realty Limited Partnership

Explanatory Note and Basis of Presentation

Duke Realty Corporation

•	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2017

•	Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2016, 2015 and 2014 and for the three months ended March 31, 2017 and 2016

Duke Realty Limited Partnership

•	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2017

•	Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2016, 2015 and 2014 and for the three months ended March 31, 2017 and 2016

Duke Realty Corporation and Duke Realty Limited Partnership

•	Notes to Unaudited Pro Forma Consolidated Financial Statements

Exhibits

Exhibit Number	Description
99.1	Unaudited Pro Forma Financial Statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ Ann C. Dee
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty Corporation, its general partner

By:	/s/ Ann C. Dee
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

Dated: June 14, 2017